Exhibit 10(b)

Amendment to Option Grants

Capitalized terms used herein without definition have the meanings assigned to such terms under the Company’s equity incentive plan under which the Option was granted or in the relevant award agreement, as applicable.  The following provision shall be deemed to be incorporated into each relevant outstanding stock option award agreement, effective as of April 28, 2012:

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Notwithstanding the preceding terms of this Agreement regarding exercisability of the Option, in the event of the Participant’s termination of employment or services with the Company and its Subsidiaries on or after April 28, 2012 due to the Participant’s death, Disability or Qualified Retirement, the Option, to the extent not previously exercised, shall remain exercisable until the Option Termination Date and shall then terminate together with all other rights under this Agreement.  As used herein, the term “Qualified Retirement” means the Participant’s termination of employment or services with the Company and its Subsidiaries at or after reaching age 65 with at least 10 years of Service.